SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  November 2, 2005




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      Results of Operations and Financial Condition
               ---------------------------------------------

               On November 2, 2005, Citizens Communications Company, issued a press release. A copy of the press release is attached hereto as
               Exhibit 99.1.

               The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


ITEM 9.01      Financial Statements and Exhibits
               ---------------------------------

               (c) Exhibits

               99.1 Press release of Citizens Communications Company released November 2, 2005 announcing 2005 3rd Quarter Results.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------
                             Jerry Elliott
                             Executive Vice President and
                             Chief Financial Officer

Date: November 2, 2005

                                                       Exhibit 99.1


                                                       Citizens Communications
                                                       3 High Ridge Park
                                                       Stamford, CT 06905
                                                       203.614.5600
                                                       Web site: www.czn.net


Contact:
Brigid M. Smith
Assistant Vice President
Corporate Communications
203.614.5042
bsmith@czn.com




                         Citizens Communications Reports
             2005 Third-Quarter Results; Declares Quarterly Dividend

Stamford, Conn., November 2, 2005 -- Citizens Communications (NYSE:CZN) today reported third quarter 2005 revenues of $537.3 million; operating income of $141.6 million; and net income of $38.4 million.

Third quarter 2005 revenue from the company's ILEC operations was $497.6 million, as compared to $500.0 million in the third quarter of 2004. The decrease is due primarily to fewer access lines, lower access service revenues (which includes subsidy payments we receive from federal and state agencies) and reduced long distance revenue. Subsidy revenue declined primarily due to a missed filing deadline with the Universal Service Fund (USF). We have received a Waiver from the FCC for the late filing and expect to recognize approximately $10 million of additional USF subsidy revenue in the fourth quarter. Growth in data and enhanced service revenues partially offset the decreases. Data service revenues increased 28 percent compared to the third quarter of 2004.

The company added 23,000 high-speed internet customers during the quarter and had 290,200 high-speed data subscribers at September 30, 2005. The number of the company's high-speed internet subscribers has increased by more than 102,000 or 55 percent from a year ago.

ILEC operating income for the third quarter of 2005 was $137.0 million and operating income margin was 27.5 percent, compared to $69.3 million and 13.9 percent in the third quarter of 2004. This increase is principally due to the management succession and strategic alternative charges in 2004. Capital expenditures for the ILEC were $57.9 million for the third quarter of 2005.

Free cash flow was $130.2  million  during the third  quarter and has  increased
13.0 percent from $371.6 million to $421.3 million during the first nine months of 2005. The company's dividend represents a payout of 60.6 percent of free cash flow for the first nine months of 2005.

During the third quarter, the company repurchased $153.4 million, or 11,256,500 shares of stock. The company has now repurchased a total of $172.0 million, or 12,656,500 shares of stock under its $250.0 million authorized share repurchase program.

The company's next regular quarterly cash dividend of $0.25 per share will be paid on December 30, 2005 to shareholders of record on December 9, 2005.


                                    --MORE --

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between free cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions; and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

                                    --MORE --

About Citizens Communications
More information about Citizens can be found at www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###


TABLES TO FOLLOW


                         Citizens Communications Company
                         Consolidated Financial Data (1)
                                   (unaudited)

                                                          For the quarter ended                 For the nine months ended
                                                              September 30,          %                September 30,          %
                                                         -----------------------               ---------------------------
(Amounts in thousands - except per-share amounts)         2005         2004       Change         2005           2004       Change
                                                         ----------------------------------    -------------------------------------
Income Statement Data (2)
  Revenue                                                $537,346     $539,188         0%      $1,606,367     $1,629,295       -1%
  Cost of services (exclusive of depreciation and
    amortization)                                          51,050       49,655         3%         145,766        151,915       -4%
  Other operating expenses                                208,300      200,838         4%         608,552        617,099       -1%
  Management succession and strategic alternatives
    expenses (3)                                                -       75,858      -100%               -         90,632     -100%
  Stock based compensation                                  2,052        1,842        11%           6,433          7,759      -17%
  Depreciation and amortization                           134,327      140,908        -5%         411,990        428,191       -4%
  Operating income                                        141,617       70,087       102%         433,626        333,699       30%
  Investment and other income (loss)                        6,768      (13,654)      150%          12,749         16,849      -24%
  Interest expense (includes interest on convertible
    debt)                                                  85,228       90,863        -6%         253,096        286,296      -12%
  Income tax expense (benefit)                             24,781      (21,934)      213%          69,892         12,869      443%
Income from discontinued operations, net of tax                 -        1,206      -100%           2,207          3,987      -45%
Net income (loss) attributable to common shareholders      38,376      (11,290)      440%         125,594         55,370      127%

Weighted average shares outstanding                       338,928      309,732         9%         339,026        294,455       15%

Basic net income (loss) per share attributable to
  common shareholders (4)                                $   0.11     $  (0.04)      375%      $     0.37     $     0.19       95%

Other Financial Data
Total capital expenditures                               $ 61,157     $ 67,538        -9%      $  175,460     $  200,180      -12%
Free cash flow (5)                                        130,214      129,224         1%         421,258        371,609       13%


(1) Our conferencing business was sold on March 15, 2005. Prior periods have been restated to present our conferencing business as discontinued operations.
(2) Our Vermont distribution facilities were sold on April 1, 2004. This sale affects the comparability of data presented.
(3) Includes $36,618 related to stock based compensation expense for the three and nine months ended September 30, 2004.
(4)  Calculated based on weighted average shares outstanding.
(5) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.

                         Citizens Communications Company
                        Financial and Operating Data (1)
                                   (unaudited)

                                                        For the quarter ended                   For the nine months ended
                                                           September 30,              %              September 30,             %
                                                      ---------------------------               --------------------------
(Dollars in thousands, except operating data)            2005            2004       Change         2005           2004       Change
                                                      -------------------------------------    -------------------------------------
TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Access services                                   $  145,915     $  157,692        -7%     $  455,389     $  474,399      -4%
     Local services                                       208,630        214,299        -3%        624,367        640,458      -3%
     Long distance services                                43,003         46,089        -7%        129,091        138,966      -7%
     Data services                                         45,806         35,913        28%        126,806        101,211      25%
     Directory services                                    28,362         27,312         4%         84,866         82,987       2%
     Other                                                 25,860         18,673        38%         69,071         64,262       7%
        ILEC revenue                                      497,576        499,978         0%      1,489,590      1,502,283      -1%
     Electric Lightwave                                    39,770         39,210         1%        116,777        117,277       0%
Total revenue                                             537,346        539,188         0%      1,606,367      1,619,560      -1%

Expenses
     Network access expense                                51,050         49,655         3%        145,766        146,392       0%
     Other operating expenses                             208,300        200,827         4%        608,552        610,555       0%
     Management succession and strategic alternatives
       expenses                                                 -         75,858      -100%              -         90,632    -100%
     Stock based compensation                               2,052          1,842        11%          6,433          7,759     -17%
     Depreciation and amortization                        134,327        140,908        -5%        411,990        428,191      -4%
Total expenses                                            395,729        469,090       -16%      1,172,741      1,283,529      -9%

Operating Income
     ILEC                                              $  137,015     $   69,324        98%     $  423,589     $  330,910      28%
     ELI                                                    4,602            774       495%         10,037          5,121      96%

Other Financial and Operating Data
     ILEC capital expenditures                         $   57,888     $   65,622       -12%     $  162,226     $  191,934     -15%
     ELI capital expenditures                               3,244          1,907        70%         13,134          8,066      63%
     ILEC depreciation and amortization                   128,115        134,787        -5%        393,192        410,290      -4%
     ELI depreciation and amortization                      6,212          6,121         1%         18,798         17,901       5%


     ILEC access lines                                  2,245,088      2,346,018        -4%      2,245,088      2,346,018      -4%
     High-speed internet subscribers                      290,228        187,463        55%        290,228        187,463      55%
     ILEC switched access minutes of use (in millions)      2,808          2,973        -6%          8,520          8,890      -4%
     ILEC average monthly revenue per average RGU (2)  $    65.32     $    65.87        -1%     $    65.32     $    66.24      -1%

(1)  See footnote (1) on the first page.
(2)  RGUs are access lines plus high-speed internet subscribers.

                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                For the quarter ended                         For the nine months ended
                                                    September 30,               %                 September 30,                %
                                            ------------------------------                 -------------------------------
(Dollars in thousands)                          2005             2004         Change           2005              2004        Change
                                            -------------------------------------------    -----------------------------------------
GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                          $ -              $ -            -              $ -           $ 9,735       -100%
Gas, electric energy and fuel oil purchased        -                -            -                -             5,523       -100%
Other operating expenses                           -               11        -100%                -             6,544       -100%
Operating income (loss)                            -              (11)        100%                -            (2,332)       100%


(1)  See footnote (2) on the first page.


                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)
                                                                (unaudited)
                                                            September 30, 2005     December 31, 2004
                                                           --------------------  --------------------
                               ASSETS
Current assets:
    Cash and cash equivalents                                       $   286,609           $   167,463
    Accounts receivable and other current assets                        249,626               279,295
    Assets of discontinued operations                                         -                24,122
                                                           ---------------------  --------------------
      Total current assets                                              536,235               470,880

Property, plant and equipment, net                                    3,192,090             3,335,850

Other long-term assets                                                2,727,092             2,861,689
                                                           ---------------------  --------------------
           Total assets                                             $ 6,455,417           $ 6,668,419
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
Current liabilities:
    Long-term debt due within one year                              $   227,762           $     6,380
    Accounts payable and other current liabilities                      375,844               410,405
    Liabilities of discontinued operations                                    -                   735
                                                           ---------------------  --------------------
      Total current liabilities                                         603,606               417,520

Deferred income taxes and other liabilities                             693,210               621,661
Long-term debt                                                        4,006,967             4,266,998
Shareholders' equity                                                  1,151,634             1,362,240
                                                           ---------------------  --------------------
           Total liabilities and equity                             $ 6,455,417           $ 6,668,419
                                                           =====================  ====================


(1) See footnote (1) on the first page.

                         Citizens Communications Company
                    Condensed Consolidated Cash Flow Data (1)
                                   (unaudited)

(Amounts in thousands)
                                                                 For the nine months ended September 30,
                                                                 ---------------------------------------
                                                                        2005                2004
                                                                 -------------------  ------------------

Income from continuing operations                                     $ 123,387           $  51,383
Adjustments to reconcile income from continuing operations
   to net cash provided by continuing operating activities:
     Depreciation and amortization                                      411,990             428,191
     Gain on expiration/settlement of customer advances                    (492)            (25,345)
     Loss on debt exchange                                                3,175                 -
     Stock based compensation                                             6,433              44,212
     Other                                                               59,852              38,457
                                                                 -------------------  ------------------
Net cash provided by continuing operating activities                    604,345             536,898

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses              24,195              59,045
     Securities sold                                                      1,112                   -
     Capital expenditures                                              (175,460)           (200,180)
     Other assets (purchased) distributions received, net                  (803)            (26,715)
                                                                 -------------------  ------------------
Net cash used by investing activities                                  (150,956)           (167,850)

Cash flows from financing activities:
     Long-term debt payments                                             (6,173)           (513,795)
     Issuance of common stock                                            46,739             530,197
     Dividends paid                                                    (255,327)           (747,937)
     Shares repurchased                                                (161,898)                  -
     Other                                                               (1,720)            (22,460)
                                                                 -------------------  ------------------
Net cash used by financing activities                                  (378,379)           (753,995)

Cash provided by discontinued operations                                 44,136                 303

Increase (decrease) in cash and cash equivalents                        119,146            (384,644)
Cash and cash equivalents at January 1,                                 167,463             583,671
                                                                 -------------------  ------------------

Cash and cash equivalents at September 30,                            $ 286,609           $ 199,027
                                                                 ===================  ==================

Cash paid during the period for:
     Interest                                                         $ 244,395           $ 264,174
     Income taxes                                                     $   2,235           $   2,196

(1)  See footnote (1) on the first page.

                                                                                                                       Schedule A


Reconciliation of Non-GAAP Financial Measures (1)
(unaudited)
                                                    For the quarter ended September 30,      For the nine months ended September 30,
                                                    ------------------------------------    ----------------------------------------
(Amounts in thousands)                                    2005                2004                  2005                  2004
                                                    -----------------   ----------------    -------------------    -----------------
Net Income (Loss) from Continuing Operations
--------------------------------------------
   to Free Cash Flow; Net Cash Provided by
   ---------------------------------------
   Continuing Operating Activities
   -------------------------------

Net income (loss) from continuing operations          $  38,376          $  (12,496)            $  123,387             $  51,383

 Add back:
    Depreciation and amortization                       134,327             140,908                411,990               428,191

    Income tax expense (benefit)                         24,781             (21,934)                69,892                12,869

    Management succession and strategic alternatives
      expenses                                              -                75,858                     -                 90,632

    Stock based compensation                              2,052               1,842                  6,433                 7,759

Subtract:
    Cash paid for income taxes                            1,397               1,070                  2,235                 2,196

    Investment and other income (loss)                    6,768             (13,654)                12,749                16,849

    Capital expenditures                                 61,157              67,538                175,460               200,180
                                                    -----------------   -----------------   -------------------   -----------------
Free cash flow                                          130,214             129,224                421,258               371,609

 Add back:
    Deferred income taxes                                10,230             (27,184)                56,231                15,123

    Non-cash (gains)/losses, net                          6,216              49,798                 16,471                44,579

    Investment and other income (loss)                    6,768             (13,654)                12,749                16,849

    Cash paid for income taxes                            1,397               1,070                  2,235                 2,196

    Capital expenditures                                 61,157              67,538                175,460               200,180

Subtract:
    Changes in current assets and liabilities               973             (21,652)                 3,734                 2,378

    Income tax expense (benefit)                         24,781             (21,934)                69,892                12,869

    Management succession and strategic alternatives
      expenses                                              -                75,858                    -                  90,632

    Stock based compensation                              2,052               1,842                  6,433                 7,759

                                                    -----------------   -----------------   -------------------   -----------------
Net cash provided by continuing operating
   activities                                         $ 188,176          $  172,678             $  604,345             $ 536,898
                                                    =================   =================   ===================   =================

See footnote (1) on the first page.
